First Albany Companies
677 Broadway
Albany, NY 12207
Facsimile:	518-447-8606
Attention:	General Counsel

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile:	212-259-6333
Attention:	Donald J. Murray
Christopher P. Peterson
July 25, 2007
Ladies and Gentlemen:
Re: Notice and Waiver
     We refer to the Asset Purchase Agreement dated as of March 6, 2007 among DEPFA BANK plc (“Buyer”), First Albany Capital Inc. (“Seller”) and First Albany Companies Inc. (“Parent”) (the “Asset Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.
     1. Section 4.1. Section 4.1 of the Asset Purchase Agreement provides the Closing shall be consummated on the third Business Day following satisfaction or waiver of all the conditions set forth in Articles IX and X of the Asset Purchase Agreement, or at such other place or at such other date and time as shall be agreed upon by Buyer and Seller. Buyer requests, and each of Seller and Parent agrees that, the Closing shall be consummated on the tenth Business Day following the satisfaction or waiver of all the conditions set forth in Articles IX and X of the Asset Purchase Agreement, unless otherwise agreed by the parties.
     2. Section 8.4(a). Section 8.4(a) of the Asset Purchase Agreement provides that prior to the Closing Date, Buyer or its Affiliate shall offer to interview each of the Employees who are in good standing with Seller with respect to a potential offer of employment. Pursuant to Section 13.8 of the Asset Purchase Agreement, which provides that any provision of the Asset Purchase Agreement may be waived, Buyer requests that each of Seller and Parent agree to waive Buyer’s obligation set forth in Section 8.4(a) to offer interviews prior to the Closing Date to each of the Employees who are in good standing with Seller.
     Each of Seller and Parent agree to waive Buyer’s obligation set forth in Section 8.4(a) to offer interviews prior to the Closing Date to each of the Employees who are in good standing with Seller, subject to Buyer providing to each Employee who is in good standing, for completion and return to Buyer (or its Affiliate) within a specified period of time prior to the Closing Date, a standard form of job application (substantially in the form of Exhibit A hereto) and a current job description template.

DEPFA BANK plc
1 Commons Street
Dublin 1, Ireland
Phone:	+353 1 792 2222
Fax:	+353 1 792 2211
info@depfa.com
www.depfa.com
Company Secretary:
Elaine Tiernan
Registered in Ireland
Company no. 348819
VAT no. IE6368819N
Board of Directors: G. Bruckermann, Dr. R. Brantner,
Prof. Dr. A. Hemmeirath, Dr. T. M. Kolbeck, H. W. Reich,
Prof. Dr. Dr. h.c. muh. H. Tietmeyer (all German)
J. Poos (Lux), D. M. Cahillanc, M. O’Connell (both Irish)

     Together with such job application, Buyer will provide to each Employee, for completion and return to Seller within a specified period of time prior to the Closing Date, a form of request and consent (the “Request and Consent”) (substantially in the form of Exhibit B hereto) requesting Seller’s Human Resources Department to deliver to Buyer, and consenting to the delivery of, the current and any deferred compensation details for such Employee, including details of the last bonus awarded to such Employee. Seller will only deliver to Buyer the current and any deferred compensation details, including details of the last bonuses awarded, for those Employees who deliver (or cause to be delivered) the Request and Consent to Seller. Buyer shall have no right to receive from Seller’s Human Resources Department the current or any deferred compensation details, including details of the last bonuses awarded, for those Employees who do not deliver (or cause to be delivered) the Request and Consent to Seller.
     3. Consents Regarding “First Albany” Name. In accordance with the terms of and conditions of Section 13.4(a) of the Asset Purchase Agreement, upon written notice to Parent and Seller, Buyer shall be permitted to assign the Asset Purchase Agreement and the rights and obligations under it to a wholly owned direct or indirect corporation or limited liability company organized under the laws of the United States or any state thereof (the “Subsidiary”). Buyer requests, and each of Seller and Parent consents that, Buyer shall be permitted to change the name of the Subsidiary to include the words “First Albany” effective at the close of business on the Business Day prior to Closing (including filing an amendment to the organizational documents with the Secretary of State of the State of New York to effect such name change); provided, that if the Closing shall not occur for any reason on the scheduled Closing Date, Buyer promptly shall cause the removal of the words “First Albany” from the name of the Subsidiary.
Furthermore, Buyer requests, and each of Seller and Parent consents that:
(i)	Buyer shall be permitted to communicate with third parties the scheduled date of the Closing (once known) and, that upon Closing, (x) Buyer intends to operate the Subsidiary under a name that includes the words “First Albany” and (y) Buyer will have new third party clearing arrangements in relation to the acquired Division, provided, that Buyer shall inform Seller and Parent of the third parties Buyer intends to communicate with (other than (a) relevant regulators, (b) clients of Seller, (c) counterparties of Seller, Buyer or the Subsidiary, (d) service providers of Seller, Buyer or the Subsidiary or (e) U.S. broker-dealers or other market participants with whom Seller interacts in the ordinary course of business (collectively, “Permitted Parties”)) and such communication to such third parties (other than Permitted Parties), and the form of any written communication to such third parties and Permitted Parties (other than relevant regulators), shall be subject to each of Seller’s and Parent’s prior written approval, not to be unreasonably withheld or delayed; and

(ii)	each of Seller and Parent shall cooperate in good faith on Buyer’s reasonable requests with respect to the form of Parent’s or Seller’s communications to third parties in relation to any name change of Seller effected prior to Closing before any such communications shall be made by Seller or Parent to such third parties.
     This waiver shall be effective upon execution and delivery by Seller and Parent. This waiver shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the State of New York. This waiver may be executed and delivered (including by facsimile transmission) in several counterparts, each of which is an original, but all of which taken together constitute one and the same agreement. The execution and delivery of this waiver by each of Seller and Parent represents its irrevocable consent to, and acknowledgement of, the terms contained herein. The execution and delivery of this waiver shall not, except as specifically provided herein, constitute a waiver of any other provision of the Asset Purchase Agreement. Except as specifically provided herein, the Asset Purchase Agreement shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

Please indicate your agreement to the foregoing by signing below.

Very truly yours,

DEPFA BANK plc

By:	/s/ Willie Holohan

Name:	Willie Holohan
Title:	MANAGING DIRECTOR

By:	/s/ John Andrade

Name:	John Andrade
Title:	Director
We confirm our agreement and acceptance of the foregoing.

FIRST ALBANY COMPANIES INC.

By:	/s/ Peter J. McNierney

Name:	Peter J. McNierney
Title:	Chief Executive Officer

FIRST ALBANY CAPITAL INC.

By:	/s/ Peter J. McNierney

Name:	Peter J. McNierney
Title:	Chief Executive Officer

DEPFA Securities LLC Exhibit A **EMPLOYMENT APPLICATION**

An Equal Opportunity Employer

Federal and/or State laws prohibit discrimination in hiring and employment on the basis of race, color, religion, national origin, sex, age, disability or other protected categories such as, ancestry, creed, alienage, citizenship, sexual orientation, domestic partnership status, pregnancy, AIDS or AIDS related complex, genetic predisposition or genetic carrier status, military status and arrest record.

Please read the following statements carefully before completing this application; they constitute conditions under which you will be considered for employment and conditions under which you might be employed by DEPFA Securities LLC.

1. Application for employment by DEPFA Securities LLC includes completion of this application form and interviews.
2. In processing this employment application, the Bank may request that an investigative consumer report be prepared. An applicant has the right to request that the Bank disclose to him/her the nature and scope of the investigation requested. Such a request must be made in writing to the Human Resources Department within a reasonable time after you complete the application.
3. Federal laws require that employers hire only individuals who are authorized to be lawfully employed in the United States. In compliance with such laws, DEPFA Securities LLC will verify the status of every individual offered employment with DEPFA Securities LLC. Therefore, all offers of employment are subject to verification of the applicant's identity and employment authorization, and it will be necessary for the applicant to submit such documents as are required by law to verify identification and employment authorization.

I have read and understood the above statements.

Signature ______________________ Date ____________

Last Name	First Name	Middle	Date
Address (including zip code)			Telephone Number (including area code)
Position Desired	Date Available		Business Telephone Number (including area code)
Referred to Company by:			

Are you willing to travel? ☐ YES ☐ NO

Are you willing to relocate? ☐ YES ☐ NO

Conviction will not necessarily exclude you from consideration for employment.

Education

High School, College and Graduate School	Address	No. of Yrs. Attended	Did you Graduate?	Type of Degree or Diploma	Course of Study
Other					

Do you plan to further your education? ☐ YES ☐ NO

If "Yes," when?

In what field?

Skills and Qualifications

Summarize special skills and qualifications acquired from employment or other experiences that may qualify you for work with our company.

Employment History

From	To	Employer	Telephone Number ( )
Job Title		Address	
Immediate Supervisor and Title		Summarize the nature of work performed and job responsibilities	
Reason for leaving		ANNUAL SALARY $	BONUS $
From	To	Employer	Telephone Number ( )
Job Title		Address	
Immediate Supervisor and Title		Summarize the nature of work performed and job responsibilities	
Reason for leaving		ANNUAL SALARY $	BONUS $
From	To	Employer	Telephone Number ( )
Job Title		Address	
Immediate Supervisor and Title		Summarize the nature of work performed and job responsibilities	
Reason for leaving		ANNUAL SALARY $	BONUS $
From	To	Employer	Telephone Number ( )
Job Title		Address	
Immediate Supervisor and Title		Summarize the nature of work performed and job responsibilities	
Reason for leaving		ANNUAL SALARY $	BONUS $

References – Relatives should not be included and only individuals willing to provide professional and/or character references should be listed.

Name	Telephone Number	Years Known
	Area Code ( )	
	Area Code ( )	
	Area Code ( )	

READ CAREFULLY BEFORE SIGNING BELOW

I certify that to the best of my knowledge all information in this application is true and correct. I understand that false statements or omissions of facts are cause for dismissal or non-consideration of my application.

Signature

Date

July ___, 2007
CONFIDENTIAL
First Albany Companies Inc.
1 Penn Plaza
New York, NY 100119-4000
Attention: Human Resources Department
Ladies and Gentlemen:
     Re Request and Consent
     Reference is hereby made to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 6, 2007, among DEPFA BANK plc, an Irish public limited company (“DEPFA”), First Albany Capital Inc., a New York corporation and First Albany Companies Inc., a New York corporation (the “Company”), pursuant to which DEPFA has agreed to purchase certain assets of the Municipal Capital Markets Group of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.
     In connection with the sale of the assets of the Municipal Capital Markets Group to DEPFA, the undersigned Employee wishes to submit an application for employment with DEPFA or its wholly-owned subsidiary. The Employee hereby requests that the Company deliver to DEPFA the current and any deferred compensation details for the Employee, including details of the last bonus awarded to the Employee (such current and deferred compensation details and last bonus awarded, the “Compensation Information”). The Employee understands that without his/her consent, the Company will not deliver the Employee’s Compensation Information to DEPFA.
     The execution and delivery of this letter by the Employee represents the Employee’s irrevocable consent to, and agreement and acknowledgment of, the terms contained herein and the Employee hereby waives all rights related to the delivery of the Employee’s Compensation Information to DEPFA.
     This letter shall be effective upon execution by the Employee. This letter shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

EMPLOYEE

Name:
Address:

Telephone: